Exhibit 99.1

For Immediate Release
Contact: Karyn L. Miller, Chief Financial Officer
(303) 444-0900 x 102
kmiller@noof.com

                    NEW FRONTIER MEDIA REPORTS THIRD QUARTER
                             RESULTS OF $0.12/SHARE

BOULDER, COLORADO, February 7, 2006 -- New Frontier Media, Inc. (Nasdaq: NOOF), a leader in the electronic distribution of adult entertainment, announced its third quarter results of $0.12 per fully diluted share, net of a quarterly tax rate of 38%. This compares with $0.13 per fully diluted share, net of a 36% quarterly tax rate, for the same quarter a year ago.

The Company reported net revenue for the current year quarter of $11.5 million compared to $12.0 million for the same quarter a year ago, representing a decrease of 4%. Net income for both the current year quarter and the quarter a year ago was $2.9 million.

"We are extremely pleased by the fact that we added 6 million new network households during our third quarter, most of which were a result of new launches of our pay-per-view networks. We now provide our services to over 89 million network households," stated Michael Weiner, Chief Executive Officer of New Frontier Media, Inc.

PAY TV
------

The Company's Pay TV Group reported revenue of $10.9 million for the quarter ended December 31, 2005, as compared to $11.3 million for the quarter ended December 31, 2004, which represents a decrease of 4%. Of this, revenue from the Pay TV Group's pay-per-view ("PPV") services declined 2% to $6.2 million for the quarter ended December 31, 2005 from $6.3 million for the quarter ended December 31, 2004. Revenue from the Pay TV Group's video-on-demand ("VOD") service, provided both to the cable and hotel markets, declined 2% to $4.0 million for the quarter ended December 31, 2005, from $4.1 million for the quarter ended December 31, 2004. Revenue from the Pay TV Group's C-Band service decreased 22% to $0.7 million for the quarter ended December 31, 2005, from $0.9 million for the quarter ended December 31, 2004.

The Pay TV Group's PPV revenue increased due to new launches of TEN*Clips and TEN*Blox by a top five cable operator. The increase in revenue from these new launches was offset by two affiliated systems of two different cable operators transitioning adult from their digital PPV platform to VOD only. We do not anticipate that any other cable operators will be transitioning their adult content in this manner in the near future. Additionally, one of these affiliated cable systems re-launched our TEN*Blox network during the current year quarter in order to recapture some of these lost purchases.

The decrease in the Pay TV Group's VOD revenue is related to increased competition on platforms where the Pay TV Group had previously been the only provider of adult content. Declines in the Pay TV Group's cable VOD revenue as a result of increased competition was slightly offset by an increase in revenue from new VOD launches during the year.

EBITDA for the Pay TV Group was $5.9 million for the quarter ended December 31, 2005, as compared to EBITDA of $6.1 million for the quarter ended December 31, 2004, representing a decrease of 3%. Gross margin for the Pay TV Group increased to 71% for the quarter ended December 31, 2005 from 67% for the quarter ended December 31, 2004. Operating expenses increased 11% year-over-year for the quarter primarily due to an increase in commission expense.

INTERNET GROUP
--------------

The Company's Internet Group reported net revenue of $0.7 million for both quarters ended December 31, 2005 and 2004. EBITDA for the Internet Group declined to $0.1 million for the quarter ended December 31, 2005 from $0.2 million for the quarter ended December 31, 2004. EBITDA for the quarter ended December 31, 2004 excludes a one-time restructuring gain of $0.1 million.

CORPORATE ADMINISTRATION EXPENSES
---------------------------------

Corporate administration expenses were flat at $1.5 million for both quarters ended December 31, 2005 and 2004.

FUTURE OUTLOOK
--------------

The Company is updating its Fiscal 2006 guidance to be as follows:

Revenue is updated to $47 - 48 million from $44.5 - 46 million
Net Income is updated to $10.4 - $11.0 million from $9.1 - $ 10.0 million EPS is updated to $0.44 - $0.47/ share from $0.39 - $0.43/share

CONFERENCE CALL INFORMATION
---------------------------

New Frontier Media, Inc. will be conducting its conference call and web cast to discuss earnings today at 11 a.m. Eastern Time. The participant phone number for the conference call is (800)-250-2351. To participate in the web cast please log on to www.noof.com and click on "Investor Relations" and then "Webcasts & Events". A replay of the conference call will be available for seven days after 1 p.m. Eastern Time on February 7, 2006 at (800)-405-2236, access code 11052886#. The replay will also be archived for twelve months on the Corporate web site at www.noof.com. This press release can be found on the Company's corporate web site, www.noof.com, under "Investor Relations/News Releases".

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", or variations of such words are intended to identify such forward- looking statements. All statements in this release regarding our Fiscal 2006 guidance, the future outlook related to New Frontier Media and the outcome of any contingencies are forward-looking statements. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leading distributor of adult entertainment via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, broadband, wireless and video-on-demand.

The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view, video-on-demand, and subscription TV networks and services to over 89 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TEN(TM), TEN*Clips(TM), TEN*Xtsy(TM), TEN*Blue(TM), TEN*Blox(TM), TEN*Max(TM) and TEN*On Demand(TM). These networks and services represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information about New Frontier Media, Inc. contact Karyn Miller, Chief Financial Officer, at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.

CONSOLIDATED OPERATING RESULTS
(IN '000'S EXCEPT PER SHARE AMOUNTS)

                                           (UNAUDITED)               (UNAUDITED)
                                          QUARTER ENDED           NINE MONTHS ENDED
                                           DECEMBER 31,              DECEMBER 31,
                                     -----------------------   -----------------------
                                        2005         2004         2005         2004
                                     ----------   ----------   ----------   ----------
Revenue                              $   11,524   $   11,991   $   33,912   $   35,493

Cost of Sales                            (3,441)      (4,000)     (10,735)     (12,078)
                                     ----------   ----------   ----------   ----------
Gross Profit                              8,083        7,991       23,177       23,415

Operating Expenses                       (3,835)      (3,553)     (11,362)     (10,763)
                                     ----------   ----------   ----------   ----------
Operating Income                          4,248        4,438       11,815       12,652

Other Income/(Expense)                      373          118          869          195
                                     ----------   ----------   ----------   ----------
Net Income Before Taxes                   4,621        4,556       12,684       12,847

Provision for income taxes               (1,743)      (1,632)      (4,702)      (4,133)
                                     ----------   ----------   ----------   ----------
Net Income                           $    2,878   $    2,924   $    7,982   $    8,714
                                     ==========   ==========   ==========   ==========
Basic Income Per Share               $     0.13   $     0.13   $     0.35   $     0.39
                                     ==========   ==========   ==========   ==========
Diluted Income Per Share             $     0.12   $     0.13   $     0.34   $     0.38
                                     ==========   ==========   ==========   ==========
Basic shares outstanding                 22,863       21,995       22,738       22,194
                                     ==========   ==========   ==========   ==========
Diluted shares outstanding               23,258       22,864       23,196       23,143
                                     ==========   ==========   ==========   ==========

RECONCILIATION OF NET INCOME TO EBITDA AS REPORTED

                                                 (UNAUDITED)                (UNAUDITED)
                                                QUARTER ENDED            NINE MONTHS ENDED
                                                 DECEMBER 31,              DECEMBER 31,
                                            -----------------------   -----------------------
                                              2005          2004         2005         2004
                                            ----------   ----------   ----------   ----------
Net Income                                  $    2,878   $    2,924   $    7,982   $    8,714

Adjustments:
            Depreciation/Amortization (1)          293          427          939        1,331
            Interest Expense                         9           23           38           85
            Interest Income                       (369)        (120)        (893)        (235)
            Income Taxes                         1,743        1,632        4,702        4,133
            Restructuring Recovery                   0         (146)           0         (146)
                                            ----------   ----------   ----------   ----------

EBITDA as reported                          $    4,554   $    4,740   $   12,768   $   13,882
                                            ==========   ==========   ==========   ==========

(1) Amortization excludes amortization of content licenses

The Condensed Statement of Operations should be read in conjunction with the Company's Form 10Q, 10-K and other filings with the Securities and Exchange Commission. To obtain a copy please contact New Frontier Media, Inc.

CONSOLIDATED BALANCE SHEET

                                                          (UNAUDITED)   (AUDITED)
                                                           (IN 000S)    (IN 000S)
                                                         DECEMBER 31,    MARCH 31,
                                                             2005          2005
                                                         ------------  ------------
CURRENT ASSETS:
           Cash and cash equivalents                     $     22,910  $     18,403
           Marketable Securities                               15,192         9,075
           Accounts receivable, net                             9,195         8,034
           Prepaid expenses                                       568           529
           Deferred Tax Asset                                     404           382
           Income Tax Receivable                                    0           157
           Other                                                  422           564
                                                         ------------  ------------
                    TOTAL CURRENT ASSETS                       48,691        37,144
                                                         ------------  ------------

FURNITURE AND EQUIPMENT, net                                    3,874         4,191
                                                         ------------  ------------

OTHER ASSETS:
           Prepaid distribution rights, net                     9,088         9,721
           Marketable Securities                                3,888         4,547
           Deferred Tax Asset                                      83             0
           Goodwill                                             3,743         3,743
           Other identifiable intangible assets, net               17           101
           Other                                                  938           837
                                                         ------------  ------------
                    TOTAL OTHER ASSETS                         17,757        18,949
                                                         ------------  ------------

TOTAL ASSETS                                             $     70,322  $     60,284
                                                         ============  ============

CURRENT LIABILITIES:
           Accounts payable                              $      1,537  $      1,868
           Current portion of capital lease                        19           154
           obligations
           Deferred revenue                                       509           484
           Current portion of notes payable                         0           275
           Taxes Payable                                        1,597             0
           Accrued Liabilities                                  2,941         2,871
                                                         ------------  ------------
                    TOTAL CURRENT LIABILITIES                   6,603         5,652
                                                         ------------  ------------

LONG TERM LIABILITIES:
           Deferred Rent                                          204           205
           Deferred tax liability                                   0             5
           Other                                                  679           756
                    TOTAL LONG-TERM LIABILITIES                   883           966
                                                         ------------  ------------
                             TOTAL LIABILITIES                  7,486         6,618
                                                         ------------  ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
           Common stock                                             2             2
           Additional paid-in capital                          56,393        55,173
           Accumulated deficit                                  6,528        (1,454)
           Other comprehensive income/(loss)                      (87)          (55)
                                                         ------------  ------------
                    TOTAL SHAREHOLDERS' EQUITY                 62,836        53,666
                                                         ------------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $     70,322  $     60,284
                                                         ============  ============